Exhibit 99.1

Enphase Energy Reports Strong Fourth Quarter 2012 Operating Results
PETALUMA, Calif. — February 26, 2013 — Enphase Energy, Inc. (NASDAQ: ENPH) announced today financial results for the fourth quarter and fiscal year ended December 31, 2012.
Fourth Quarter 2012 Highlights

•	Revenue of $57.6 million

•	Record gross margin of 27.9 percent, up 500 basis points year-over-year

•	First sequential quarterly decline in operating expenses in the Company's history

•	Strong positive cash flow from operations of $7.6 million

•	Shipped over 3,000,000 Enphase microinverters since Company's inception
Enphase Energy reported total revenues for the fourth quarter of $57.6 million. This compares to revenue of $57.1 million for the fourth quarter of 2011, which included approximately $6.5 million of revenue associated with shipments related to the expiring 1603 grant program. Units sold in the fourth quarter of 2012 totaled 384,000. During the quarter, the Company also shipped its 3,000,000th microinverter since its inception.
GAAP gross margin for the fourth quarter of 2012 was 27.9 percent, an increase of 500 basis points when compared to 22.9 percent in the fourth quarter of 2011, and an increase of 110 basis points compared to 26.8 percent in the third quarter of 2012. This was mainly driven by the Company's ongoing cost reduction efforts along with stable pricing.
GAAP operating expenses for the fourth quarter were $22.2 million and non-GAAP operating expenses were $20.3 million, which is approximately 12 percent down from the third quarter of 2012, marking the first sequential decline in quarterly operating expense.
Fourth quarter of 2012 GAAP net loss was $7.7 million, or a loss of $0.19 per share. On a non-GAAP basis, the net loss was $5.0 million, or a loss of $0.12 per share.
Cash flow from operations during the fourth quarter was $7.6 million and net cash flow was $3.6 million. As a result, the Company exited the year with a total cash balance of $45.3 million, up from the third quarter ending cash balance of $41.7 million.
“Our fourth quarter results are encouraging on several fronts,” commented Paul Nahi, CEO of Enphase. “We had a significant improvement in operating performance and continued our gross margin expansion to a new record level. In addition, the fourth quarter is the first time that operating expenses did not increase sequentially and strict working capital management resulted in a positive operating cash flow of $7.6 million. This performance gives us confidence we will begin to realize leverage from the investments we have made in our business infrastructure.”
Full Year 2012 Highlights

•	Record revenue of $216.7 million, up 45% year-over-year

•	Record gross margin of 25.5%, up 610 basis points year-over-year

•	More than 1.5 million microinverters shipped in 2012, up 50% year-over-year

•	Ended 2012 as the #1 inverter brand by market share in the California residential market

•	Named World Economic Forum 2013 Technology Pioneer
For the fiscal year 2012, total revenues were $216.7 million, an increase of 45 percent compared to last year. Units sold in 2012 increased to 1.5 million compared to 1.0 million in 2011. GAAP gross margin for the year was 25.5 percent, an increase of 610 basis points year-over-year. GAAP net loss for the year totaled $38.2 million, or $1.24 per share. Non-GAAP net loss was $28.8 million, or a loss of $0.93 per share.

“We finished fiscal 2012 with impressive results highlighted by continued gross margin expansion and significant improvements in cash flow. While European demand softened in the second half of the year, we continue to make good progress with our geographic market expansion strategy,” said Paul Nahi. “Our fourth quarter capped a year of improving strategic and financial performance, underscored by the shipment of our 3,000,000th inverter. This demonstrates the widespread acceptance of our microinverter system offering. Together with the strengthening of our balance sheet attributable to last April's IPO and the additional credit capacity we have put in place, we are well positioned entering 2013 to execute our balanced profitable growth strategy. I am tremendously proud of what we accomplished in our first year as a public company which was made possible by the hard work and commitment of our entire Enphase family.”
Business Outlook
“Looking forward we expect revenues for the first quarter of 2013 to be within a range of $43 million to $46 million, and for gross margin to be within a range of 26 percent to 28 percent,” said Kris Sennesael, CFO of Enphase. “The expected sequential decline in revenue during the first quarter is in line with normal seasonality. We also expect non-GAAP operating expenses for the first quarter of 2013 to be approximately flat compared to the fourth quarter of 2012.”
Use of Non-GAAP Financial Measures
The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. Enphase believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting its business.
Conference Call Information
Enphase Energy will host a conference call for analysts and investors to discuss its fourth quarter and full year results and first quarter 2013 business outlook today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Open to the public, investors may access the call by dialing 877-644-1284; participant passcode 87558671. A live webcast of the conference call will also be accessible from the Investor Relations section of the company's website at investor.enphase.com. Following the webcast, an archived version will be available on the website for 30 days. In addition, an audio replay of the conference call will be available by calling 855-859-2056; participant passcode 87558671 beginning approximately one hour after the call.

Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to Enphase Energy’s financial performance, market demands for its microinverters, advantages of its technology, market trends and future financial performance. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Enphase Energy’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: the future demands for solar energy solutions; the reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar electricity applications; the Company’s ability to achieve broad market acceptance of its microinverter systems and to develop new and enhanced products in response to customer demands and rapid market and technological changes in the solar industry; the success of competing solar solutions that are or become available; the Company’s ability to effectively manage the growth of its organization and expansion into new markets and to maintain or achieve anticipated product quality, product performance and cost metrics; competition and other factors that may cause potential future price reductions for its products; the Company’s ability to optimally match production with demand and dependence on a limited number of outside contract manufacturers and lack of supply contracts with these manufacturers; general economic conditions in domestic and international markets; and other risks detailed in the “Risk Factors” and elsewhere in Enphase Energy’s Securities and Exchange Commission (SEC) filings and reports, including its most recent report on Form 10-Q filed on November 13, 2012. Additional information will also be set forth in those sections in Enphase Energy’s Annual Report on Form 10-K for the year ended December 31, 2012, which will be filed with the SEC in the first quarter of 2013. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.
A copy of this press release can be found on the Investor Relations page of Enphase Energy’s website at investor.enphase.com.
About Enphase Energy, Inc.
Enphase Energy delivers microinverter technology for the solar industry that increases energy production, simplifies design and installation, improves system uptime and reliability, reduces fire safety risk and provides a platform for intelligent energy management. Our semiconductor-based microinverter system converts energy at the individual module level and brings a system-based, high technology approach to solar energy generation. www.enphase.com
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Contacts
Media Relations
Christine Bennett, Enphase Energy
Global Corporate Communications Manager
pr@enphaseenergy.com

+1-707-763-4784

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net revenues	$57,568	$57,134	$216,678	$149,523
Cost of revenues	41,512	44,063	161,390	120,454
Gross profit	16,056	13,071	55,288	29,069
Operating expenses:
Research and development	8,533	7,180	35,601	25,099
Sales and marketing	7,525	5,612	25,973	17,454
General and administrative	6,177	4,109	24,875	15,228
Total operating expenses	22,235	16,901	86,449	57,781
Loss from operations	(6,179)	(3,830)	(31,161)	(28,712)
Other expense, net:
Interest income	—	—	17	4
Interest expense	(1,025)	(1,380)	(6,436)	(3,006)
Other (expense) income	(233)	(327)	13	(576)
Total other expense, net	(1,258)	(1,707)	(6,406)	(3,578)
Loss before income taxes	(7,437)	(5,537)	(37,567)	(32,290)
Provision for income taxes	(305)	—	(651)	—
Net loss attributable to common stockholders	$(7,742)	$(5,537)	$(38,218)	$(32,290)
Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(3.41)	$(1.24)	$(25.73)
Shares used in computing net loss per share attributable to common stockholders, basic and diluted	40,819	1,626	30,740	1,255

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$45,294	$51,524
Accounts receivable, net	27,743	17,771
Inventory	19,843	11,228
Prepaid expenses and other	2,118	1,264
Total current assets	94,998	81,787
Property and equipment, net	25,541	18,411
Other assets	1,752	6,044
Total assets	$122,291	$106,242
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,272	$12,928
Accrued liabilities	19,266	10,100
Deferred revenues	933	23,414
Current portion of term loans	2,384	4,529
Convertible preferred stock warrant liability	—	1,399
Total current liabilities	33,855	52,370
Long-term liabilities:
Deferred revenues	7,537	3,670
Warranty obligations	15,260	6,733
Other liabilities	307	145
Term loans	8,677	10,148
Convertible notes	—	19,202
Total long-term liabilities	31,781	39,898
Total liabilities	65,636	92,268
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	93,596
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	183,629	9,103
Accumulated deficit	(127,026)	(88,808)
Accumulated other comprehensive income	52	83
Total stockholders’ equity	56,655	13,974
Total liabilities and stockholders’ equity	$122,291	$106,242

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(38,218)	$(32,290)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,568	3,032
Provision for doubtful accounts	1,068	127
Net loss on disposal of assets	120	—
Non-cash interest expense	4,777	1,835
Stock-based compensation	4,766	2,120
Change in fair value of convertible preferred stock warrants	(520)	321
Changes in operating assets and liabilities:
Accounts receivable	(11,040)	(9,874)
Inventory	(8,615)	(6,708)
Prepaid expenses and other assets	(711)	(1,648)
Accounts payable, accrued and other liabilities	16,774	17,275
Deferred revenues	(18,614)	25,443
Net cash used in operating activities	(44,645)	(367)
Cash flows from investing activities:
Purchases of property and equipment	(12,990)	(14,662)
Net cash used in investing activities	(12,990)	(14,662)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	19,726
Proceeds from private placement of common stock	—	1,858
Proceeds from borrowings under term loans	10,000	9,898
Payments of financing costs	(1,031)	(573)
Repayments of term loans	(14,103)	(1,863)
Principal payments under capital leases	(96)	(169)
Proceeds from issuance of common stock under employee stock plans	255	190
Proceeds from issuance of common stock in IPO, net of underwriting discounts and commissions	58,609	—
Payment of offering costs	(2,198)	(2,585)
Net cash provided by financing activities	51,436	26,482
Effect of exchange rate changes on cash	(31)	78
Net (decrease) increase in cash and cash equivalents	(6,230)	11,531
Cash and cash equivalents—Beginning of period	51,524	39,993
Cash and cash equivalents—End of period	$45,294	$51,524

ENPHASE ENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Reconciliation of Gross Profit and Gross Margin on a GAAP Basis to Gross Profit and Gross Margin on a Non-GAAP Basis:
Gross profit on a GAAP basis	$16,056	$13,071	$55,288	$29,069
Stock-based compensation	76	14	196	39
Gross profit on a non-GAAP basis	$16,132	$13,085	$55,484	$29,108
Gross margin on a GAAP basis	27.9%	22.9%	25.5%	19.4%
Gross margin on a non-GAAP basis	28.0%	22.9%	25.6%	19.5%
Reconciliation of Operating Expenses on a GAAP Basis to Operating Expenses on a Non-GAAP Basis:
Operating expenses on a GAAP basis	$(22,235)	$(16,901)	$(86,449)	$(57,781)
Stock-based compensation(1)	1,531	667	4,570	2,081
Severance costs	371	—	371	—
Operating expenses on a non-GAAP basis	$(20,333)	$(16,234)	$(81,508)	$(55,700)
(1) Includes stock-based compensation as follows:
Research and development	$557	$267	$1,728	$795
Sales and marketing	429	187	1,254	671
General and administrative	545	213	1,588	615
Total	$1,531	$667	$4,570	$2,081
Reconciliation of Loss from Operations on a GAAP Basis to Loss from Operations on a Non-GAAP Basis:
Loss from operations on a GAAP basis	$(6,179)	$(3,830)	$(31,161)	$(28,712)
Stock-based compensation	1,607	681	4,766	2,120
Severance costs	371	—	371	—
Loss from operations on a non-GAAP basis	$(4,201)	$(3,149)	$(26,024)	$(26,592)
Reconciliation of Net Loss on a GAAP Basis to Net Loss on a Non-GAAP Basis:
Net loss on a GAAP basis	$(7,742)	$(5,537)	$(38,218)	$(32,290)
Stock-based compensation	1,607	681	4,766	2,120
Severance costs	371	—	371	—
Non-cash interest expense and write-off of deferred financing costs	808	1,090	4,777	1,835
(Gains) losses from convertible preferred stock warrant liability revaluation	—	48	(520)	321
Net loss on a non-GAAP basis	$(4,956)	$(3,718)	$(28,824)	$(28,014)
Reconciliation of Basic and Diluted Net Loss per Share on a GAAP Basis to Basic and Diluted Net Loss per Share on a Non-GAAP Basis:
Basic and diluted net loss per share on a GAAP basis	$(0.19)	$(3.41)	$(1.24)	$(25.73)
Stock-based compensation	0.04	0.42	0.16	1.69
Severance costs	0.01	0.00	0.01	0.00
Non-cash interest expense and write-off of deferred financing costs	0.02	0.67	0.16	1.46
(Gains) losses from convertible preferred stock warrant liability revaluation	—	0.03	(0.02)	0.26
Basic and diluted net loss per share on a non-GAAP basis	$(0.12)	$(2.29)	$(0.93)	$(22.32)

ENPHASE ENERGY, INC.
SUPPLEMENTAL OPERATING DATA
(Unaudited)

	Quarterly Period
	4Q12	3Q12	2Q12	1Q12	4Q11
Net revenues (in thousands)	$57,568	$60,813	$55,697	$42,600	$57,134
Gross profit (in thousands)	16,056	16,324	13,601	9,307	13,071
Gross margin	27.9%	26.8%	24.4%	21.8%	22.9%
Microinverter units shipped (in thousands)	384	431	403	292	389
Megawatts shipped(1)	82.6	92.4	86.0	62.5	82.5

(1) Represents the productive capacity of microinverters shipped.